EXHIBIT 10.5

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of January 3, 2008, and entered into by and among FIRST SECURITY BANK, as trustee and collateral agent under the Senior Note Indenture (as hereinafter defined) the (“Senior Note Trustee”),BANK OF THE OZARKS in its capacity as trustee and collateral agent under the Subordinated Note Indenture (as hereinafter defined) (the “Subordinated Note Trustee”), FORSTER DRILLING CORPORATION, a Nevada corporation, (the “Borrower”) and Forster Drilling, Inc., a Texas corporation, Forster Tool & Supply, Inc., a Nevada corporation, and Forster Exploration & Production, Inc., a Nevada corporation (individually, as “Subsidiary” and, collectively, the “Subsidiaries”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Borrower and the Senior Notes Trustee have entered into an Indenture of even date herewith (the “Senior Note Indenture”) relating to the Borrower’s Senior Secured Notes Due January 15, 2013 (the “Senior Notes”);

WHEREAS, Borrower’s obligations under the Senior Note Indenture are secured by a first priority Lien in the Common Collateral, which Lien is memorialized in the Senior Note Collateral Documents;

WHEREAS, the Borrower and the Subordinated Note Trustee, have entered into an Indenture of even date herewith (the “Subordinated Note Indenture”) relating to the Borrowers Subordinated Secured Notes due January 15, 2013 (the “Subordinated Notes”);

WHEREAS, Borrower’s obligations in respect of the Subordinated Note Indenture and Subordinated Notes are secured by, among other things, a second priority Lien in the Common Collateral, which Lien is memorialized in the Subordinated Note Collateral Documents; and

WHEREAS, the parties hereto have agreed to execute and deliver this Agreement for the purpose of setting forth the relative priority of the Liens created or to be created pursuant to or in connection with the Collateral Documents in respect of the exercise of the rights and remedies regarding the Common Collateral and the application of the proceeds thereof;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated):

“Action Period” shall have the meaning set forth in Section 3.1(b)(ii).

“Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

“Bank Accounts” have the meaning ascribed to it in the Senior Note Security Agreement and the Subordinated Note Security Agreement.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code and as amended from time to time.

“Borrower” shall have the meaning set forth in the Preamble of this Agreement.

“Collateral Documents” means the Senior Note Collateral Documents and the Subordinated Note Collateral Documents.

“Common Collateral” means the Common Real Estate Collateral and the Common Personal Property Collateral.

“Common Personal Property Collateral” means the collateral described in the Senior Note Security Agreement, the Senior Note Pledge Agreement, Subordinated Note Security Agreement and the Subordinated Note Pledge Agreement.

“Common Real Estate Collateral” means the real property described in the Senior Note Deed of Trust and the Subordinated Note Deed of Trust.

“Discharge of Senior Note Claims” means, except to the extent otherwise provided in Section 6.5, the indefeasible payment in full in cash of all Senior Note Claims.

“Enforcement Demand” shall have the meaning set forth in Section 3.1(b)(ii).

“Insolvency or Liquidation Proceeding” means any voluntary or involuntary case or proceeding under the Bankruptcy Code or the laws of any other applicable jurisdiction.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, embargo or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction, including, without limitation, the State of Texas.

“Person” means an individual, corporation, partnership (general or limited), limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity or political subdivision thereof, or any other entity.

“Pledged Securities” has the definition ascribed to it in the Senior Note Pledge Agreement and the Subordinated Note Pledge Agreement.

“Recovery” shall have the meaning set forth in Section 6.5.

“Senior Note Claims” means all of Borrower’s obligations outstanding at any time under or in connection with the Senior Note Documents. Senior Note Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Note Indenture whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to Senior Note Claims is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Note Enforcement Action” shall have the meaning set forth in Section 3.1(a).

“Senior Note Indenture” shall have the meaning set forth in the Recitals of this Agreement.

“Senior Note Collateral Documents” means, collectively, the Senior Note Indenture, the Senior Note Deed of Trust, the Senior Note Pledge Agreement, the Senior Note Security Agreement and any other document or instrument executed and delivered pursuant to any Senior Note Document at any time or otherwise pursuant to which a Lien is granted by the Borrower or any other obligor under the Senior Note Documents to secure the Senior Note Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Senior Note Documents” means, collectively, the Senior Note Indenture, the Senior Notes, the other Senior Note Collateral Documents and any other document or instrument executed and delivered pursuant to or in connection therewith at any time or otherwise evidencing any Senior Note Claims, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Senior Note Guaranties” means, collectively, the guaranties provided by the “Guarantors” (as defined in the Indenture) in Article 11 of the Senior Note Indenture to secure the Senior Note Claims.

“Senior Note Deed of Trust” means that certain Deed of Trust dated of even date herewith encumbering real property located in Odessa, Texas.

“Senior Note Pledge Agreement” means any “Senior Note Pledge Agreement” (as defined in the Senior Note Indenture).

“Senior Note Security Agreement” means any “Senior Note Security Agreement” (as defined in the Senior Note Indenture).

“Senior Note Liens” means the first priority Liens on the Common Collateral created or to be created as collateral security for the Senior Note Claims pursuant to the Senior Note Collateral Documents.

“Standstill Period” shall have the meaning set forth in Section 3.1(b)(ii).

“Subordinated Note Claims” means all indebtedness, obligations and other liabilities (contingent or otherwise) arising under or with respect to the Subordinated Note Documents or any of them. Subordinated Note Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Subordinated Note Indenture and/or the Subordinated Note whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to Subordinated Note Claims is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Subordinated Note Indenture” shall have the meaning set forth in the Recitals of this Agreement.

“Subordinated Note Collateral Documents” means, collectively, the Subordinated Note Indenture, the Subordinated Note Deed of Trust, the Subordinated Note Pledge Agreement, the Subordinated Note Security Agreement and any other document or instrument executed and delivered pursuant to any Subordinated Note Document at any time or otherwise pursuant to which a Lien is granted by the Borrower or any other obligor under the Subordinated Note Documents to secure the Subordinated Note Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Subordinated Note Documents” means, collectively, the Subordinated Note Indenture, the Subordinated Notes, the Subordinated Note Collateral Documents and any other document or instrument executed and delivered pursuant to or in connection therewith at any time or otherwise evidencing any Subordinated Note Claims, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Subordinated Note Guaranties” means, collectively, (i) the guaranties provided by the “Guarantors” (as defined in the Subordinate Note Indenture) in Article 11 of the Subordinated Note Indenture to secured the Subordinated Note Claims.

“Subordinated Note Deed of Trust” means that certain Deed of Trust dated of even date herewith encumbering the real property located in Odessa, Texas.

“Subordinated Note Pledge Agreement” means any “Subordinated Note Pledge Agreement” (as defined in the Subordinated Note Indenture).

“Subordinated Note Liens” means the second priority Liens on the Common Collateral created or to be created as collateral security for the Subordinated Note Claims pursuant to the Subordinated Note Collateral Documents.

“Subordinated Note Security Agreement” means any “Subordinated Note Security Agreement” (as defined in the Subordinated Note Indenture).

“UCC” means the Uniform Commercial Code in effect in the State of Texas, as it may be amended from time to time.

SECTION 2. Lien Priorities.

2.1 Priority. Notwithstanding the date, manner or order of grant, attachment or perfection of any Senior Note Liens or Subordinated Note Liens and notwithstanding any provision of the UCC, or any other applicable law, the avoidance or setting aside of any Senior Note Liens or Subordinated Note Liens or any other circumstance whatsoever, the Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, hereby agrees that: (a) any Senior Note Liens now or hereafter held by the Senior Note Trustee shall be first in priority and superior to any Subordinated Note Liens now or hereafter held by the Subordinated Note holders or the Subordinated Note Trustee for itself and on behalf of the Subordinated Note holders and (b) any Subordinated Note Liens now or hereafter held by the Subordinated Note holders or the Subordinated Note Trustee for itself and on behalf of the Subordinated Note holders, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be second in priority and inferior in all respects to any Senior Note Liens. All Senior Note Liens shall be and remain first in priority and superior to any and all Subordinated Note Liens for all purposes whatsoever.

2.2 Prohibition on Contesting Liens. The Subordinated Note Trustee, for itself and on behalf of each Subordinated Note holder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the first priority, validity and/or enforceability of any Senior Note Liens. The Senior Note Trustee agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the second priority, validity and/or enforceability of any Subordinated Note Liens.

SECTION 3. Enforcement.

3.1 Exercise of Remedies. (a) Except as provided in paragraph (b) below, so long as the Discharge of Senior Note Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower (i) the Subordinated Note Trustee and the Subordinate Note holders will not exercise or seek to exercise any rights or remedies (including by way of setoff) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, or contest, protest or object to any foreclosure proceeding or action brought by the Senior Note Trustee or any other exercise by the Senior Note Trustee of any rights and remedies relating to the Common Collateral under the Senior Note Documents or otherwise, or object to the forbearance by the Senior Note Trustee from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral (“Subordinated Note Enforcement Action”) and (ii) the Senior Note Trustee shall have the exclusive right to enforce rights, exercise remedies (including by way of setoff and the right to credit bid their debt), refrain from enforcing or exercising remedies, and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Subordinated Note Trustee or any Subordinated Note holder, all as if the Subordinated Note Liens did not exist (“Senior Note Enforcement Action”); provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower, the Subordinated Note Trustee or any Subordinated Note holder may file a claim or statement of interest with respect to the Subordinated Note Claims, (B) the Subordinated Note Trustee or any Subordinated Note holder may take any action not adverse to the Senior Note Liens in order to establish, preserve, perfect or protect its rights in the Common Collateral, (C) the Subordinated Note Trustee or any Subordinated Note holder shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to it under either the Bankruptcy Code, similar law of any other applicable jurisdiction or applicable non-bankruptcy law, in each case not otherwise in contravention of the terms of this Agreement and (D) the Subordinated Note Trustee or any Subordinated Note holder shall be entitled to file any proof of claim and other filings and make any arguments and motions in order to preserve or protect the Subordinated Note Liens and the Subordinated Note Claim that are, in each case, not otherwise in contravention of the terms of this Agreement, with respect to the Subordinated Note Indenture, the Subordinated Note Claims, and the Common Collateral. In exercising any Senior Note Enforcement Action, the Senior Note Trustee may enforce the provisions of the Senior Note Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the Senior Note Trustee to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC or the laws of any other applicable jurisdiction and of a secured creditor under the Bankruptcy Code or any similar laws of any applicable jurisdiction.

(b) Notwithstanding the provisions of paragraph (a) above,

(i) the Subordinated Note Trustee and any Subordinated Note holder shall have the right to take a Senior Note Enforcement Action at any time after the Senior Note Trustee shall have accelerated the maturity of the Senior Note Claims and thirty (30) days shall have elapsed after such acceleration during which period the acceleration and the default or event of default on which it was based were not waived and the acceleration was not rescinded by the Senior Note Trustee; or

(ii) in the event that (A) an Event of Default under the Subordinated Note Indenture shall have occurred, (B) the Subordinated Note Trustee or the Subordinated Note holders shall have given the Senior Note Trustee written notice of such event of default, (C) one hundred twenty (120) days have elapsed from such notice (the “Standstill Period”) and the Borrower has not cured such default or caused it to be cured within the Standstill Period, (D) the Senior Note Trustee shall not have accelerated the maturity of the Senior Note Claims within the Standstill Period, (E) the Subordinated Note Trustee or the Subordinated Note holders shall not have waived in writing such default, and (F) such default shall be continuing on the last day of the Standstill Period, then the Subordinated Note Trustee or the Subordinated Note holders shall have the right to demand by written notice delivered to the Senior Note Trustee and in accordance with the Subordinated Note Indenture (such notice, an “Enforcement Demand”) that the Senior Note Trustee initiate a Senior Note Enforcement Action toward collection of the Senior Note Claims and/or enforcement of the Senior Note holders’ rights, powers or remedies under the Senior Note Indenture or applicable law as it relates thereto. Upon receipt of an Enforcement Demand, the Senior Note Trustee shall have a period of thirty (30) days (the “Action Period”) within which to initiate a Senior Note Enforcement Action. If the Senior Note Trustee initiates a Senior Note Enforcement Action during the Action Period, the Senior Note Trustee shall promptly give written notice of such action to the Subordinated Note Trustee and thereafter the Subordinated Note Trustee and the Subordinated Note holders shall refrain from taking any Senior Note Trustee Enforcement Action based on such default. If the Senior Note Trustee fails to initiate a Senior Note Enforcement Action during the Action Period, the Subordinated Note Trustee or the Subordinated Note holders may, in its or their sole discretion at any time and from time to time thereafter take one or more Subordinated Note Enforcement Actions if, but only if, the Borrower shall have not cured such Event of Default or caused it to be cured and such Event of Default shall continue to exist until immediately prior to the taking of the Subordinated Note Enforcement Action. In the event the Senior Note Trustee shall accelerate the maturity of the Senior Note Claims at any time prior to the taking of the Subordinated Note Enforcement Action, clause (b)(i) above shall be applicable.

(c) The Subordinated Note Trustee, for itself and on behalf of the Subordinated Note holders, agrees that, subject to the provisions of paragraph (b)(ii) above, it and the Subordinated Note holders will not take any action that would hinder or cause to delay any Senior Note Enforcement Action, including, without limitation, any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and the Subordinated Note Trustee, for itself and on behalf of the Subordinated Note holders, hereby waives any and all rights it or the Subordinated Note holders may have as a junior lienholder or otherwise as to the Common Collateral (whether arising under the UCC or the laws of any other applicable jurisdiction) to object to any lawful manner in which the Senior Note Trustee seek to enforce the Senior Note Liens.

(d) The Subordinated Note Trustee acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Note Documents shall be deemed to restrict in any way the rights and remedies of the Senior Note Trustee with respect to the Common Collateral as set forth in this Agreement and the Senior Note Documents.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of Senior Note Claims has not occurred, the cash proceeds of Common Collateral received in connection with the sale, transfer or other disposition of such Common Collateral upon the exercise of remedies shall be applied by the Senior Note Trustee to the Senior Note Claims (for application in such order as specified in the Senior Note Documents) until the Discharge of Senior Note Claims has occurred. Upon the Discharge of Senior Note Claims, the Senior Note Trustee shall deliver to the Subordinated Note Trustee (for application in such order as specified in the Subordinated Note Documents) any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

4.2 The Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, agrees that it will not, in connection with the exercise of any right or remedy (including by way of setoff) with respect to any Common Collateral, take or receive any Common Collateral or any proceeds of Common Collateral unless and until the Discharge of Senior Note Claims has occurred. In the event any Common Collateral or proceeds thereof are received by the Subordinated Note Trustee in violation of this Agreement, such Common Collateral and/or proceeds shall be segregated and held in trust for the benefit of the Senior Note Trustee in the same form as received, and shall not be applied to the satisfaction of any Subordinated Note Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Note Claims has occurred, except as expressly provided in Section 3.1(b), the sole right of the Subordinated Note Trustee and the Subordinated Note holders as secured parties with respect to the Common Collateral is to hold a perfected Lien on the Common Collateral pursuant to the Subordinated Note Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Note Claims has occurred.

SECTION 5. Other Agreements.

5.1 Insurance. Unless and until the Discharge of Senior Note Claims has occurred, the Senior Note Trustee shall have the sole and exclusive right, subject to the rights of the Borrower under the Senior Note Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder. Unless and until the Discharge of Senior Note Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid to the Senior Note Trustee to the extent required under the Senior Note Documents and thereafter to the Subordinated Note Trustee for the benefit of the Subordinated Note holders to the extent required under the Subordinated Note Documents and then to the Borrower or as a court of competent jurisdiction may otherwise direct.

5.2 Amendments to Collateral Documents. Unless and until the Discharge of Senior Note Claims has occurred, without the prior written consent of the Senior Note Trustee, no Subordinated Note Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Subordinated Note Collateral Document, would be inconsistent with any of the terms of this Agreement as to the Common Collateral. The Subordinated Note Trustee agrees that each Subordinated Note Collateral Document that deals with Common Collateral shall include by incorporation through this reference the following language:

“Notwithstanding anything herein to the contrary, the second priority lien and security interest granted to the Subordinated Note Trustee pursuant to this agreement on the Common Collateral described in the Intercreditor Agreement (as defined below) and the exercise of any right or remedy by the Subordinated Note Trustee hereunder with respect to the Common Collateral subject to such second priority lien are subject to the provisions of that certain Intercreditor Agreement, dated as of November __, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Intercreditor Agreement"), among First Security Bank, Forster Drilling Corporation, Forster Drilling, Inc., Forster Tool & Supply, Inc. and Forster Exploration & Production, Inc. In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern.”

5.3 Bailee for Perfection and control of Common Personal Property Collateral.

(a) Solely for the purpose of perfecting the security interest in the Pledged Securities, and Bank Account (if requested), and subject to the terms and conditions of this Section 5.3, the Senior Note Trustee agrees to hold the certificates evidencing the Pledged Securities and the Bank Account (if requested and subject to a bank account agreement) in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Subordinated Note Trustee and the Subordinated Note holders and any assignee thereof.

(b) The rights of the Subordinated Note Trustee and Subordinated Note holders with respect to the Common Personal Property Collateral shall at all times be subject to the terms of this Agreement and to the Senior Note Trustee’s rights under the Senior Note Documents.

(c) The Senior Note Trustee shall have no obligation whatsoever to the Subordinated Note Trustee or any Subordinated Note holders to assure that the Common Personal Property Collateral is genuine or owned by the Borrower or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.3. The duties or responsibilities of the Senior Note Trustee under this Section 5.3 shall be limited solely to holding the Securities and Bank Account (if requested) as bailee for the Subordinated Note Trustee for purposes of perfecting the Lien held by the Subordinated Note Trustee on the Securities and Bank Account (if requested).

(d) The Senior Note Trustee shall not have by reason of the Subordinated Note Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Subordinated Note Trustee or any Subordinated Note holder.

(e) Upon the Discharge of Senior Note Claims, the Senior Note Trustee shall deliver to the Subordinated Note Trustee, at the sole cost and expense of the Borrower, the Common Personal Property Collateral in its possession together with any necessary endorsements (or otherwise allow the Subordinated Note Trustee to obtain control of such Common Personal Property Collateral) to the extent required by the Subordinated Note Documents or as a court of competent jurisdiction may otherwise direct.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Financing Issues. If Borrower shall be subject to any Insolvency or Liquidation Proceeding and the Senior Note Trustee shall desire to permit the use of cash collateral or to permit the Borrower to obtain financing under Section 363 or Section 364 of the Bankruptcy Code (“DIP Financing”), then the Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, agrees that it will raise no objection to such use or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Senior Note Liens are junior in priority or pari passu with such DIP Financing, will maintain the priority of its Liens in the Common Collateral as junior in priority to such Senior Note Liens on the same basis as the other Subordinated Note Liens are second in priority to the Senior Note Liens under this Agreement.

6.2 Relief from the Automatic Stay. While any Senior Note Claims is outstanding or any commitment under any DIP Financing provided by the Senior Note Trustee is in effect, the Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Senior Note Trustee.

6.3 Adequate Protection. The Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Senior Note Trustee for adequate protection or (b) any objection by the Senior Note Trustee to any motion, relief, action or proceeding which objection is based on the Senior Note Trustee claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding, in the event the Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, seeks or requests adequate protection and such adequate protection is granted in the form of collateral that would constitute Common Collateral, then the Subordinated Note Trustee, on behalf of itself or any of the Subordinated Note holders, agrees that the Senior Note Trustee shall also be granted a Lien on such Common Collateral as security for the Senior Note Claims and any such DIP Financing and that any Lien on such Common Collateral securing the Subordinated Note Claims shall be junior in priority to the Liens on such Common Collateral securing the Senior Note Claims and any such DIP Financing.

6.4 No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit Senior Note Trustee from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Subordinated Note Trustee or any of the Subordinated Note holders, including the seeking by the Subordinated Note holders or any Subordinated Note Trustee of adequate protection or the asserting by the Subordinated Note holders or the Subordinated Note Trustee of any of its rights and remedies under the Subordinated Note Documents or otherwise.

6.5 Preference Issues. If the Senior Note Trustee is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower any amount as a preference (a “Recovery”), then the Senior Note Trustee shall be entitled to a reinstatement of the Senior Note Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6 Reorganization Securities. If, in any Liquidation or Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Senior Note Claims and on account of the Subordinated Note Claims, then, to the extent the debt obligations distributed on account of the Senior Note Claims and on account of the Subordinated Note Claims are secured by Liens upon the Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens on the Common Collateral securing such debt obligations.

6.7 Expense Claims. Neither the Subordinated Note Trustee nor any Subordinated Note holder will assert or enforce, at any time prior to the Discharge of Senior Note Claims, any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Senior Note Liens for costs or expenses of preserving or disposing of any Common Collateral.

6.8 Post-Petition Claims.

(a) Neither the Subordinated Note Trustee nor any Subordinated Note holder shall oppose or seek to challenge any claim by the Senior Note Trustee for allowance in any Insolvency or Liquidation Proceeding of Senior Note Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Subordinated Note Liens, without regard to the existence of the Subordinated Note Liens.

(b) The Senior Note Trustee shall not oppose or seek to challenge any claim by the Subordinated Note Trustee or any Subordinate Note holder for allowance in any Insolvency or Liquidation Proceeding of Subordinated Note Trustee Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Subordinated Note Liens (after taking into account the Senior Note Liens).

6.9 Proofs of Claim. Subject to the limitations set forth in this Agreement, the Senior Note Trustee may file proofs of claim and other pleadings and motions with respect to any Senior Note Claims or the Common Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the Senior Note Trustee shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Subordinated Note Trustee for the benefit of the Subordinated Note holders with respect to its rights on the Common Collateral; provided that the Senior Note Trustee shall have provided written notice of its intent to file a proof of claim on behalf of the Subordinated Note holders to the Subordinated Note Trustee at least the lesser of (x) five (5) days and (y) the number of days remaining in the ten (10) day period described in this sentence, in each case before so filing. In furtherance of the foregoing, the Subordinated Note Trustee hereby appoints the Senior Note Trustee as its attorney-in-fact, with full authority in the place and stead of the Subordinated Note Trustee and full power of substitution and in the name of the Subordinated Note holders or otherwise, to execute and deliver any document or instrument that the Collateral Agent is required or permitted to deliver pursuant to this Section 6.9, such appointment being coupled with an interest and irrevocable.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The consent by the Senior Note Trustee to the execution and delivery of the Subordinated Note Documents as to the Common Collateral and the grant to the Subordinated Note Trustee, on behalf of the Subordinated Note holders, of the Subordinated Note Liens and all loans and other extensions of credit made or deemed made on the date hereof by the Senior Note holders to the Borrower under the Senior Note Documents shall be deemed to have been given and made in reliance upon this Agreement. The Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, acknowledges that it and the Subordinated Note holders have, independently and without reliance on the Senior Note Trustee, and based on documents and information deemed by them appropriate, made their own analysis and credit decision to enter into the Subordinated Note Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Subordinated Note Indenture or this Agreement.

7.2 No Warranties or Liability. The Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, acknowledges and agrees that the Senior Note Trustee has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Note Documents. The Senior Note Trustee will be entitled to manage and supervise the loans and extensions of credit to the Borrower under the Senior Note Indenture in accordance with applicable law and as it may otherwise, in its sole discretion, deem appropriate, and the Senior Note Trustee may manage such loans and extensions of credit without regard to any rights or interests that the Subordinated Note Trustee or any of the Subordinated Note holders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. The Senior Note Trustee shall not have any duty to the Subordinated Note Trustee or any of the Subordinated Note holders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower (including the Subordinated Note Documents), regardless of any knowledge thereof which the Senior Note Trustee may have or be charged with.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Note Trustee, the Subordinated Note Trustee and the Subordinated Note holders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Note Documents or any Subordinated Note Documents or any setting aside or avoidance of any Senior Note Liens or Subordinated Note Liens;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Note Claims or Subordinated Note Claims, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Note Indenture or any other Senior Note Document or of the terms of the Subordinated Note Indenture or any other Subordinated Note Document, in each case only to the extent permitted by this Agreement;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Note Claims or Subordinated Note Claims or any guarantee thereof, in each case only to the extent permitted by this Agreement;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Borrower in respect of the Senior Note Claims or the Subordinated Note Claims, or of the Subordinated Note Trustee, any Subordinated Note holder or the Senior Note Trustee in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Note Documents or the Subordinated Note Documents, the provisions of this Agreement shall govern.

8.2 Continuing Nature of This Agreement. This Agreement shall continue to be effective until the Discharge of Senior Note Claims shall has occurred. This is a continuing agreement of lien priority. The Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the parties hereto and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

8.4 Information Concerning Financial Condition of Borrower and Its Subsidiaries. The Senior Note Trustee, on the one hand, and the Subordinated Note Trustee and the Subordinated Note holders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its subsidiaries and all endorsers and/or guarantors of the Senior Note Claims or the Subordinated Note Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Subordinated Note Claims or the Senior Note Claims. Except as otherwise provided herein, neither the Senior Note Trustee nor the Subordinated Note Trustee shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Senior Note Trustee or the Subordinated Note Trustee undertakes at any time or from time to time to provide any such information to the other it shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

8.5 Successor Trustee. Any successor of the Subordinated Note Trustee under the Subordinated Note Indenture shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Subordinated Note Trustee shall be effective until its successor shall have executed and delivered a counterpart of this Agreement.

8.6 Application of Payments. All payments received by the Senior Note Trustee may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Note Claims in its sole discretion, deems appropriate.

8.7 Governing Law; Submission to Jurisdiction; Venue.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TEXAS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SENIOR NOTE TRUSTEE AND THE SUBORDINATED NOTE TRUSTEE, ON BEHALF OF ITSELF AND THE SUBORDINATED NOTE HOLDERS, HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY OR INTERESTS IN PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE SENIOR NOTE TRUSTEE AND THE SUBORDINATED NOTE TRUSTEE, ON BEHALF OF ITSELF AND THE SUBORDINATED NOTE HOLDERS, FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY PARTY TO THIS AGREEMENT AT ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

(b) THE SENIOR NOTE TRUSTEE AND THE SUBORDINATED NOTE TRUSTEE, ON BEHALF OF ITSELF AND THE SUBORDINATED NOTE HOLDERS, HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.8 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR INDENTURE DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES RELATING THERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE INDENTURE DOCUMENTS, AS APPLICABLE.

8.9 Notices. All notices to the parties hereto permitted or required under this Agreement shall be sent to the address set forth below each party’s name on the signature pages hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties in accordance with this Agreement. Notices to the Subordinated Note holders permitted or required under this Agreement may be sent to the Subordinated Note Trustee. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given (i) when delivered in person or by courier service, (ii) upon receipt of a telecopy or electronic mail (provided that if the notice is delivered by telecopy or electronic mail after normal business hours on a business day or on a day that is not a business day, such notice shall be deemed to have occurred on the next succeeding business day) or (iii) four (4) business days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed).

8.10 Further Assurances. Each of the parties hereto agrees that it shall take such further actions and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as may be reasonably requested to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.11 Subrogation. The Subordinated Note Trustee, on behalf of itself and the Subordinated Note holders, hereby waives any rights of subrogation it may acquire as to the Common Collateral as a result of any payment hereunder until the Discharge of Senior Note Claims has occurred.

8.12 Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Senior Note Trustee, the Subordinated Note Trustee, the Subordinate Note holders and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.13 Specific Performance. The Senior Note Trustee and the Subordinated Note Trustee may demand specific performance of this Agreement.  The Subordinated Note Trustee, on behalf of itself and the Subordinate Note holders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Note Trustee as to the Common Collateral.

8.14 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

8.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.17 Effectiveness. This Agreement shall become effective when executed and delivered by all of the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to Borrower or any of its subsidiaries shall include Borrower or any of its subsidiaries as debtor and debtor-in-possession and any receiver or trustee for the Borrower or the relevant subsidiary in any Insolvency or Liquidation Proceeding.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Note Trustee on the one hand and the Subordinated Note Trustee on behalf of the Subordinated Note holders on the other hand. None of the Borrower or any of its subsidiaries or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of Borrower or any of its subsidiaries, which are absolute and unconditional, to pay the Senior Note Claims and the Subordinated Note Claims as and when the same shall become due and payable in accordance with their terms.

8.19 No Marshalling of Assets. The Subordinated Note Trustee hereby waives any and all rights to have the Common Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Senior Note Liens.

Certain Acknowledgement, Acceptance and Agreement. Each of the Borrower and the Subsidiaries, jointly and severally, acknowledges and accepts this Agreement and agrees to be bound hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FIRST SECURITY BANK

By:	/s/ Frank Faust
Name:	Frank Faust
Title:	Senior Vice President

Address:	314 N. Spring Street Searcy, AR 72143

BANK OF THE OZARKS

By:	/s/ Shelia Mayden
Name:	Shelia Mayden
Title:	Senior Vice President

Address:	12615 Chenal Parkway Little Rock, AR 72211

FORSTER DRILLING CORPORATION

By:	/s/ Fred Forster III
Name:	Fred Forster III
Title:	Chairman, President and CEO

Address:	2425 Fountain View Drive Suite 305 Houston, TX 77057

Signature Page to Intercreditor Agreement

FORSTER DRILLING, INC.

By:	/s/ W. Scott Thompson
Name: W. Scott Thompson Title: Secretary

FORSTER TOOL & SUPPLY, INC.

By:	/s/ W. Scott Thompson
Name: W. Scott Thompson Title: Secretary

FORSTER EXPLORATION & PRODUCTION, INC.

By:	/s/ W. Scott Thompson
Name: W. Scott Thompson Title: Secretary

Signature Page to Intercreditor Agreement